Exhibit 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-15780) pertaining to the Employee Stock Purchase Plan and the 1986 Stock Option Plan, the Registration Statement (Form S-8 No. 33-82214) pertaining to the Employee Stock Purchase Plan, the 1986 Stock Option Plan and the 1994 Stock Option Plan for Non-Employee Directors, the Registration Statement (Form S-8 No. 333-100931) pertaining to the 1994 Stock Option Plan for Non-Employee Directors, and the Registration Statement (Form S-8 No. 333-113849) pertaining to the (1986) Stock Option Plan, the Employee Stock Purchase Plan, the 1994 Stock Option Plan for Non-Employee Directors, the 1996 Stock Option Plan and the 2004 Stock Option Plan for Non-Employee Directors of Omega Financial Corporation, of our report dated March 15, 2004, with respect to the consolidated financial statements of Omega Financial Corporation, Omega Financial Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Omega Financial Corporation, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.


                                                           /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 15, 2005


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